EXECUTION

FOURTH AMENDMENT TO

NOTE AND WARRANT PURCHASE AGREEMENT

and SECURED PROMISSORY NOTES

This Fourth Amendment (as amended, restated, supplemented or otherwise modified from time to time, the “Fourth Amendment”) dated as of October 4, 2012, among Marina Biotech, Inc., a Delaware corporation (the “Company”), MDRNA Research, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Research”), and Cequent Pharmaceuticals, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Cequent” and, together with the Company and Research, the “Companies”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”), amends (i) that certain Note and Warrant Purchase Agreement (as amended from time to time, the “Purchase Agreement”), dated as of February 10, 2012, among the Companies and the Purchasers and (ii) the Secured Promissory Notes (the “Notes”) issued to the Purchasers pursuant thereto. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

WHEREAS, subject to the terms and conditions set forth in this Fourth Amendment, the Companies and the Purchasers desire to amend the Purchase Agreement and the Notes as set forth herein;

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Fourth Amendment, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Companies and the Purchasers hereby agree as follows:

Section 1.          Amendment of Third Amendment; Issuance of Warrants.

(a)          By executing below, the Companies and the Purchasers hereby agree to amend Section 1 of that certain Third Amendment to the Purchase Agreement: (i) to remove the following language from such Section 1 in its entirety: “: (i) payment to the Purchasers (on a pro rata basis) of all sums received from the sale of surplus equipment by the Companies (net of sales expenses), such amounts to be applied promptly following sale first to interest accrued on the Notes and not yet paid and then to principal outstanding thereon; and (ii)”; and (ii) to replace the phrase “clause (ii)” in the final parenthetical of the first sentence of such Section 1 with the word “condition”.

(b)          As consideration for this Fourth Amendment, the Company shall issue to the Purchasers (on a pro rata basis), promptly upon the execution of this Fourth Amendment, warrants to purchase up to an aggregate of 1,035,715 shares of Common Stock (the “Warrants”). The Warrants will have an initial exercise price of $0.28 per share, which is subject to adjustment (including as a result of subsequent financings completed on or prior to June 30, 2014), will be exercisable for a period of five years beginning six months and one day following the issuance of the Warrants, and otherwise have substantially the same terms and conditions as the warrants that were issued to the Purchasers upon the closing of the Purchase Agreement.

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Section 2.          Amendment of Definitions. The following definitions contained in Section 1.1 of the Purchase Agreement are hereby amended as set forth below:

(a)          The definition of “Transaction Documents” is hereby amended to add this “Fourth Amendment” as a Transaction Document.

(b)          The definition of “Warrants” is hereby amended to include the Warrants that may be issued pursuant to this Fourth Amendment.

Section 3.          Miscellaneous.

3.1           No Other Amendments. Except as otherwise expressly provided by this Fourth Amendment, all of the terms and conditions of each of the Transaction Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects.

3.2           Headings. The headings herein are for convenience only, do not constitute a part of this Fourth Amendment and shall not be deemed to limit or affect any of the provisions hereof.

3.3           Execution. This Fourth Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

3.4           Severability. If any term, provision, covenant or restriction of this Fourth Amendment is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

3.5           Choice of Law. This Fourth Amendment shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of laws thereof.

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3.6           Effectiveness. This Fourth Amendment shall be effective upon the Companies execution and receipt of the same amendment executed by all of the undersigned.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to Note and Warrant Purchase Agreement and Secured Promissory Notes to be duly executed by their respective authorized signatories as of the date first indicated above.

MARINA BIOTECH, INC.

By:	/s/ J. Michael French
Name:	J. Michael French
Title:	President and Chief Executive Officer

MDRNA RESEARCH, INC.

By:	/s/ J. Michael French
Name:	J. Michael French
Title:	President

CEQUENT PHARMACEUTICALS, INC.

By:	/s/ J. Michael French
Name:	J. Michael French
Title:	President

[Remainder of page intentionally left blank; signature pages for Purchasers follows]

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[PURCHASER SIGNATURE PAGES TO FOURTH AMENDMENT TO NOTE AND WARRANT PURCHASE AGREEMENT and SECURED PROMISSORY NOTES]

IN WITNESS WHEREOF, the undersigned have caused this Fourth Amendment to Note and Warrant Purchase Agreement and Secured Promissory Notes to be duly executed by their respective authorized signatories as of the date first indicated above.

GENESIS CAPITAL MANAGEMENT, LLC

By:	/s/ Shawn Rhynes
Name:	Shawn Rhynes
Title:	Managing Director

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[PURCHASER SIGNATURE PAGES TO FOURTH AMENDMENT TO NOTE AND WARRANT PURCHASE AGREEMENT and SECURED PROMISSORY NOTES]

IN WITNESS WHEREOF, the undersigned have caused this Fourth Amendment to Note and Warrant Purchase Agreement and Secured Promissory Notes to be duly executed by their respective authorized signatories as of the date first indicated above.

PEAK CAPITAL ADVISORY LIMITED

By:	/s/ Feng Bai Ye
Name:	Feng Bai Ye
Title:	Managing Director

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